United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2017

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

On July 13, 2017, the Audit Committee of our Board of Directors dismissed Whitley Penn LLP (“Whitley Penn”) as our independent registered public accounting firm and appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2017, effective immediately.

Neither of Whitley Penn’s reports on the financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years or any subsequent interim period preceding the dismissal of Whitley Penn, there have been no disagreements with Whitley Penn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Whitley Penn, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years or any subsequent interim period preceding the dismissal of Whitley Penn, none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while Whitley Penn was engaged.

We previously provided Whitley Penn a copy of this current report on Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Whitley Penn agrees with the above statements. We have received the requested letter from Whitley Penn stating that they agree, a copy of which is filed as Exhibit 16.1 to this report.

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(b)	Engagement of New Independent Registered Public Accounting Firm.

i. On July 13, 2017, the Audit Committee of our Board of Directors appointed BDO to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2017, effective immediately.

ii. During our two most recent fiscal years and through the interim period through July 13, 2017, neither we nor anyone on our behalf consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed (with the exception of tax preparation and consulting services provided by BDO, as described below); or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by BDO to us that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

During the fiscal year ended September 30, 2016 and during the first and second quarters of the fiscal year ending September 30, 2017, we used BDO as our outside tax preparer and consultant. BDO prepared our tax returns and reviewed our provision for income taxes that was prepared by our qualified company personnel in accordance with ASC 740 Income Taxes. BDO identified certain potential items for management’s consideration to accurately complete the tax provision. After management considered the items identified, BDO did not identify any other material items for management’s consideration to accurately complete its tax provision.

iii. Whitley Penn was consulted with respect to the application of ASC 740 described in the preceding paragraph and there were no disagreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

16.1	Letter from Whitley Penn to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: July 14, 2017	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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